UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 4, 2019

Pennexx Foods, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Former name or address, if changed since last report)

Pennsylvania	000-31148	23-3008972
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3307 Lathenview Court

Alpharetta, GA 30004

(Address of Principal Executive Offices, Including Zip Code)

(678) 677-6968

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pennexx Foods, Inc. has completed the acquisition of Your Social Offers (“YSO”) from Candito Management Group, Inc. The YSO app will have specific functionality that can be expanded to adapt to 3rd. party venders utilizing a universal API integration. The purpose of the app and a backend data management system to track users social sharing information. In addition to the pre-paid Master Card, universal gift cards, loyalty and rewards program, the users will be able to utilize this system to choose from a list of categorized coupons and add them to a shopping list. This list will then be used at check out to redeem the coupons in other 3rd party upon launch. As we develop and roll out the app to future clients there will be a list of stores and locations near the user based on GPS data from the phone. There will be a section for the user to take a picture of the receipt to keep for returns and tracking of coupons. The app will also have a user login and profile section. Here the user's information will be stored and used for saving preferences and data collection. The app will be available for iOS and Android devices. The server-side application will be written in PHP and will manage the input of the coupons in the system as well as the users. There will be app analytics and users' stats available for quick view on the dashboard of this application.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennexx Foods, Inc.

Date: October 3, 2019	By:	/s/ Alexander H. Cook
Alexander H. Cook
President, Chairman, Secretary and Director

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